EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     China Forestry, Inc.

We consent to the incorporation by reference in this Registration Statement of Form S-8 of China Forestry, Inc. of our report dated May 15, 2008, related to the financial statements of China Forestry, Inc. as of December 31, 2007 and for each of the two years then ended.

We also consent to the reference to our firm under the heading "Experts" appearing in the Prospectus contained in this Registration Statement of Form S-8.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
June 11, 2008